Exhibit 5.4

[Letterhead of Morris, Nichols, Arsht & Tunnell LLP]

April 3, 2019

AerCap Global Aviation Trust

AerCap U.S. Global Aviation LLC

4450 Atlantic Avenue

Westpark Business Campus

Shannon, Co. Clare, Ireland

Re:	AerCap Global Aviation Trust

AerCap U.S. Global Aviation LLC

Ladies and Gentlemen:

We have acted as special Delaware counsel to AerCap Global Aviation Trust, a Delaware statutory trust (the “Trust”), and AerCap U.S. Global Aviation LLC, a Delaware limited liability company (the “Company”), in connection with certain matters of Delaware law set forth below relating to the filing by the Issuers (as defined below) and the Guarantors (as defined below) with the Securities and Exchange Commission (the “Commission”) of the Preliminary Prospectus Supplement filed with the Commission on March 27, 2019, as supplemented by that certain Pricing Supplement issued March 27, 2019 (as supplemented, the “Supplement”) supplementing the Prospectus included in the registration statement No. 333-224192 filed on Form F-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration of the Notes (as defined below).

In rendering this opinion, we have examined and relied upon copies of the following documents in the forms provided to us: the Registration Statement; the Supplement; the Issuers’ $500,000,000 4.875% Senior Notes due 2024 (the “2024 Notes”); the Issuers’ $500,000,000 4.450% Senior Notes due 2026 (the “2026 Notes” and, together with the 2024 Notes, the “Notes”); the Indenture dated as of May 14, 2014 (the “Base Indenture” and, as supplemented by the Supplemental Indentures referred to below, the “Indenture”) among the Trust, AerCap Ireland Capital Designated Activity Company, a designated activity company with limited liability incorporated under the laws of Ireland (“AICDC” and, together with the Trust, the “Issuers”), the guarantors party thereto (the “Guarantors”) and Wilmington Trust, National Association, as trustee (the “Trustee”), pursuant to which, among other things, the Company guarantees (the “Guarantee”) the obligations of the Issuers under the Notes on a senior unsecured basis, as supplemented by the Fifth Supplemental Indenture dated as of September 29, 2014 (the “Fifth Supplemental Indenture”), among the Issuers and the Trustee, the Tenth Supplemental Indenture dated as of January 26, 2017 (the “Tenth Supplemental Indenture”), among the Issuers and the Trustee, the Nineteenth Supplemental Indenture

AerCap Global Aviation Trust

AerCap U.S. Global Aviation LLC

April 3, 2019

dated as of January 16, 2019 (the “Nineteenth Supplemental Indenture”), among the Issuers, the Guarantors and the Trustee, and the Twentieth Supplemental Indenture dated as of April 3, 2019 (the “Twentieth Supplemental Indenture” and, together with the Fifth Supplemental Indenture, the Tenth Supplemental Indenture and the Nineteenth Supplemental Indenture, the “Supplemental Indentures”), among the Issuers, the Guarantors and the Trustee; the Underwriting Agreement dated as of March 27, 2019 (the “Underwriting Agreement” and, together with the Indenture, the “Transaction Documents”) by and between the Issuers, the Guarantors, Goldman Sachs & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities, LLC, as representatives of the several Underwriters listed therein (as defined therein); the Trust Agreement of the Trust dated as of February 5, 2014 (the “Trust Agreement”); the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware (the “State Office”) on February 5, 2014; the Limited Liability Company Agreement of the Company dated as of February 28, 2014 (the “Company Agreement”); the Certificate of Formation of the Company as filed in the State Office on February 12, 2014, as amended by the Certificate of Amendment to Certificate of Formation of the Company as filed in the State Office on February 17, 2014; the Written Consent of the Regular Trustee of the Trust dated as of September 26, 2014; the Unanimous Written Consent of the Board of Directors of the Company dated as of September 26, 2014; the Written Consent of the Regular Trustee of the Trust dated as March 7, 2019; the Written Consent of the Regular Trustee of the Trust dated as January 4, 2019; the Resolutions of the Board of Directors of the Company adopted on March 7, 2019; the Resolutions of the Board of Directors of the Company adopted on January 4, 2019; a Certificate of the Regular Trustee of the Trust dated on or about the date hereof; a Certificate of Director of the Company dated on or about the date hereof; and certificates of good standing of the Trust and the Company obtained from the State Office as of a recent date. In such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed and the legal competence and capacity of natural persons to complete the execution of documents. We have further assumed for purposes of this opinion: (i) except to the extent addressed by our opinions in paragraphs 1 and 2 below, the due formation or organization, valid existence and good standing of each entity that is a signatory to any of the documents examined by us under the laws of the jurisdiction of its respective formation or organization; (ii) except to the extent addressed by our opinions in paragraphs 5 and 6 below, the due authorization, adoption, execution, and delivery, as applicable, of each of the above referenced documents; (iii) the payment of consideration for beneficial interests in the Trust by all beneficial owners of the Trust as provided in the Trust Agreement and the satisfaction of, or compliance with, all of the other terms, conditions and restrictions set forth in the Trust Agreement in connection with the admission of beneficial owners to the Trust and the issuance of beneficial interests in the Trust; (iv) the payment of consideration for limited liability company interests in the Company by all members of the Company as provided in the Company Agreement and the satisfaction of, or compliance with, all of the other terms, conditions and restrictions set forth in the Company Agreement in connection with the admission of members to the Company and the issuance of limited liability company interests in the Company; (v) that the activities of the Trust have been and will be conducted in accordance with the terms of the Trust Agreement and the Delaware Statutory Trust Act, 12 Del. C. §§ 3801 et seq. (the “Delaware Trust Act”); (vi) that the activities of

AerCap Global Aviation Trust

AerCap U.S. Global Aviation LLC

April 3, 2019

the Company have been and will be conducted in accordance with the terms of the Company Agreement and the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et seq. (the “Delaware LLC Act”); (vii) that no event or circumstance has occurred on or prior to the date hereof that would cause a termination or dissolution of the Trust under the Trust Agreement or the Delaware Trust Act, as applicable; (viii) that no event or circumstance has occurred on or prior to the date hereof that would cause a termination or dissolution of the Company under the Company Agreement or the Delaware LLC Act, as applicable; and (ix) that each of the documents examined by us is in full force and effect, sets forth the entire understanding of the parties thereto with respect to the subject matter thereof and has not been amended, supplemented or otherwise modified, except as herein referenced. We have not reviewed any documents other than those identified above in connection with this opinion, and we have assumed that there are no other documents contrary to or inconsistent with the opinions expressed herein. No opinion is expressed herein with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. Further, we express no opinion on the sufficiency or accuracy of any registration or offering documentation relating to the Trust or the Company. As to any facts material to our opinion, other than those assumed, we have relied, without independent investigation, on the above referenced documents and on the accuracy, as of the date hereof, of the factual matters therein contained. In addition, we note that each of the Transaction Documents is governed by and construed in accordance with the laws of a jurisdiction other than the State of Delaware and, for purposes of our opinions set forth below, we have assumed that the Transaction Documents will be interpreted in accordance with the plain meaning of the written terms thereof as such terms would be interpreted as a matter of Delaware law and we express no opinion with respect to any legal standards or concepts under any laws other than those of the State of Delaware.

Based on and subject to the foregoing and to the exceptions and qualifications set forth below, and limited in all respects to matters of Delaware law, it is our opinion that:

1. The Trust is a duly formed and validly existing statutory trust in good standing under the laws of the State of Delaware.

2. The Company is a duly formed and validly existing limited liability company in good standing under the laws of the State of Delaware.

3. The Trust has requisite statutory trust power and authority under the Trust Agreement and the Delaware Trust Act to (a) execute and deliver the Transaction Documents and perform its obligations thereunder and (b) execute, deliver and issue the Notes and perform its obligations thereunder.

4. The Company has requisite limited liability company power and authority under the Company Agreement and the Delaware LLC Act to execute and deliver the Transaction Documents to which it is a party and perform its obligations thereunder, including without limitation, granting the Guarantee, and performing its obligations thereunder.

AerCap Global Aviation Trust

AerCap U.S. Global Aviation LLC

April 3, 2019

5. The Trust has taken all requisite statutory trust action under the laws of the State of Delaware to authorize the execution, delivery and performance of the Transaction Documents by the Trust, including without limitation, the issuance of the Notes, and the execution, delivery and performance of the Notes by the Trust, and the Notes and each of the Transaction Documents have been duly executed and delivered by the Trust.

6. The Company has taken all requisite limited liability company action under the laws of the State of Delaware to authorize the execution, delivery and performance of the Transaction Documents to which it is a party, including without limitation, the granting and performance of the Guarantee by the Company, and the Transaction Documents to which the Company is a party have been duly executed and delivered by the Company.

We hereby consent to the filing of this opinion as an exhibit to the Report on Form 6-K filed by AerCap Holdings N.V. on April 3, 2019 and incorporated by reference into the Registration Statement and to the use of our name under the heading “LEGAL MATTERS” in the Supplement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts and our review of the above-referenced documents and the application of Delaware law as the same exist on the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect.

Very truly yours,

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

/s/ Tarik J. Haskins

Tarik J. Haskins